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                                                                   Exhibit 10.15
                                                                   -------------

                     AMENDED AND RESTATED LICENSE AGREEMENT
                     --------------------------------------

     THIS AMENDED AND RESTATED LICENSE AGREEMENT (the "Agreement"), made as of the October 23, 1998, amends and restates the agreement made on the 28th day of May, 1997 (the "Effective Date") by and between SatCon Technology Corporation, a Delaware corporation, whose office is located at 161 First St., Cambridge, Massachusetts, 02142 U.S.A. ("SatCon") and Beacon Power Corporation, a Delaware corporation whose office is located at 6D Gill Street, Woburn, Massachusetts, 01801 U.S.A. ("Licensee").

WHEREAS, SatCon has formed Licensee as a wholly-owned subsidiary to develop technology relating to flywheel energy storage products; and

WHEREAS, SatCon, through its ownership of Licensee, will benefit from the success of Licensee's product development efforts and therefore desires to enable Licensee to utilize certain of SatCon's existing rights in the development of new products for the flywheel energy storage market;

NOW THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby confirmed, and intending to be legally bound hereby, the parties agree as follows:

1.   DEFINITIONS

     1.1  "Covered Product" means a product or process covered by a Valid Claim
           ---------------
          of a SatCon Patent Right or which embodies SatCon Know-How.

     1.2  "Licensee Improvements" means any of Licensee's inventions,
           ---------------------
          improvements, modifications, enhancements and derivative works having application outside the FES field and deriving from or based upon any SatCon Rights developed prior to earliest of (i) the completion by the Licensee of an Initial Public Offering that raises at least $25,000,000 of gross proceeds to the Licensee; (ii) the fifth anniversary of this Agreement; or (iii) the date shares of Licensee are put to SatCon pursuant to Section 1.4 of the Securities Purchase Agreement.

     1.3  "FES Field" means the field of flywheel energy storage products,
           ---------
          systems and processes for stationary terrestrial (in- or on-ground or affixed to structures on ground) applications, but not for satellite or other nonterrestrial applications.

     1.4  "SatCon Improvements" means any of inventions, improvements,
           -------------------
          modifications, enhancements and derivative works having application in the FES field deriving from or based upon any SatCon Rights, that are developed by or for SatCon or any of its controlled subsidiaries other than Licensee prior to the earliest of (i) the completion by the Licensee of an
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          Initial Public Offering that raises at least $25,000,000 of gross proceeds to the Licensee; (ii) the fifth anniversary of this Agreement; or (iii) the date shares of Licensee are put to SatCon pursuant to Section 1.4 of the Securities Purchase Agreement..

     1.5  "SatCon Know-How" means all technical knowledge, information and know-
           ---------------
          how, whether treated as a trade secret or otherwise, and whether embodied in a copyrighted work or not, which relates to the FES Field and is owned by SatCon or in which SatCon has a sublicensable interest as of the date of this Agreement.

     1.6  "SatCon Patent Rights" means (a) the United States patents listed on
           --------------------
          Exhibit A hereto, (b) all corresponding patents and patent
          ---------
          applications filed and the resulting patents issued in other jurisdictions, (c) all divisions, continuations and continuations-in-part of the patents referred to in the foregoing clauses (a) and (b), and (d) all reissues, reexaminations and extensions thereof.

     1.7  "SatCon Rights" means, collectively, the SatCon Know-How and the
           -------------
          SatCon Patent Rights.

     1.8  "Securities Purchase Agreement" means the Securities Purchase
           ------------------------------------------------------------
          Agreement dated as of October 23, 1998 by and among SatCon, Licensee,
          ---------------------------------------------------------------------
          Perseus Capital, L.L.C., Duquesne Enterprises and Micro-Generation
          ------------------------------------------------------------------
          Technology Fund, L.L.C.
          -----------------------

     1.9  "Valid Claim" means a claim of an unexpired patent which shall not
           -----------
          have been withdrawn, canceled or disclaimed, nor held invalid by a court of competent jurisdiction in an unappealed or unappealable decision, or a claim of a patent application which has not been on file for more than seven years.

2.   LICENSES

     2.1  SatCon License.  SatCon hereby grants to the Licensee, and the
          --------------
          Licensee hereby accepts, a perpetual (subject to termination pursuant to Section 6), worldwide, royalty-free, exclusive right and license (the "SatCon License"), subject to the terms and conditions of this Agreement, to make, have made, use, offer to sell, sell, have sold, import, repair, modify, market, create derivative works of and otherwise commercially exploit Covered Products in the FES Field.

     2.2  Sublicensing.  Licensee shall have the right to grant sublicenses
          ------------
          under the SatCon Rights to make, have made, use, offer to sell, sell, have sold, import, repair, modify, market, create derivative works of and otherwise commercially exploit the Covered Products in the FES Field. All sublicenses of the SatCon Rights by Licensee shall be pursuant to written sublicense agreements. Licensee shall provide SatCon a copy of any such

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          agreement within thirty (30) days after entering into it. SatCon shall maintain any such agreement in strict confidence.

     2.3  Improvements.
          ------------

          (a) Licensee hereby grants to SatCon, and SatCon hereby accepts, a perpetual, worldwide, royalty-free, exclusive right and license, subject to the terms and conditions of this Agreement, to make, have made, use, offer to sell, sell, have sold, import, repair, modify, market, create derivative works of and otherwise commercially exploit products covered by Licensee Improvements outside of the FES Field

          (b) SatCon hereby grants to Licensee, and Licensee hereby accepts, a perpetual, worldwide, royalty-free, exclusive right and, subject to the terms and conditions of this Agreement, to make, have made, use, offer to sell, sell, have sold, import, repair, modify, market, create derivative works of and otherwise commercially exploit products covered by SatCon Improvements in the FES Field.

3.   INTELLECTUAL PROPERTY

     3.1  Ownership of Intellectual Properity.  All SatCon Rights and SatCon
          -----------------------------------
          Improvements and the goodwill associated therewith are and shall remain the property of SatCon or its licensor and no ownership interest therein is being conveyed to Licensee under this Agreement. All Licensee Improvements and the goodwill associated therewith are and shall remain the property of Licensee, subject to SatCon's ownership of any underlying SatCon Rights, and no ownership interest in the Licensee Improvements is being conveyed to SatCon under this Agreement. SatCon represents and warrants to Licensee that SatCon has good and valid title to the SatCon Patent Rights, and has the right to grant Licensee the licenses granted under this Agreement.

     3.2  Proprietary Notices.  The Licensee shall include in each Covered
          -------------------
          Product, or the documentation therefor, an acknowledgment of SatCon's ownership of the SatCon Rights in a form reasonably acceptable to SatCon. SatCon shall include in each SatCon product embodying Licensee Improvements, or the documentation therefor, an acknowledgment of Licensee's ownership of the Licensee Improvements in a form reasonably acceptable to Licensee.

     3.3  Patent Prosecution.
          ------------------

          (a) The parties shall consult with each other in all efforts to file, prosecute and maintain the SatCon Patent Rights throughout the world, including all decisions regarding the scope of patent coverage, claim language, whether to pursue or continue to pursue

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               patent protection in any jurisdiction and other matters bearing upon the substantive content of patents. SatCon shall pay all costs of such efforts where the parties agree upon the action to be taken.

          (b) If the parties disagree on any action to be taken with respect to the prosecution, issuance or maintenance of the SatCon Patent Rights, the parties shall take the action resulting in the least diminution of the SatCon Patent Rights, and if the action taken results in increased costs or in costs that would be avoided by not taking such action, such increased costs or costs that would be avoided shall be borne by the party requesting such action.

     3.4  Assertion of SatCon Rights.
          --------------------------

          (a) Each party shall report promptly in writing to the other any known or suspected infringement or misappropriation of the SatCon Patent Rights or of other SatCon Rights in the FES Field anywhere in the world. The parties shall consult with each other on all efforts to initiate and prosecute an infringement or other appropriate suit against any third party who at any time has infringed, or is suspected of infringing, any of the SatCon Patent Rights or of other SatCon Rights in the FES Field.

          (b) Licensee shall have the exclusive right to initiate an infringement or other appropriate suit, in the name of SatCon if necessary, against any third party who at any time has infringed, or is suspected of infringing, any of the SatCon Rights in the FES Field. Licensee shall have the sole and exclusive right to control, select counsel for and settle any such suit and shall pay all expenses of such suit. Any damages, settlements, recoveries or other consideration received by Licensee for past infringement or misappropriation as a result of such litigation shall be retained by Licensee. If Licensee initiates suit in the name of SatCon, then Licensee shall indemnify SatCon for any damages SatCon is ordered to pay to a third party in such suit.

          (c) SatCon shall have the exclusive right to initiate an infringement or other appropriate suit against any third party who at any time has infringed, or is suspected of infringing, any of the SatCon Rights outside of the FES Field. SatCon shall have the sole and exclusive right to control, select counsel for and settle any such suit and shall pay all expenses of such suit. Any damages, settlements, recoveries or other consideration received by SatCon for past infringement or misappropriation as a result of such litigation shall be retained by SatCon.

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          (d)  Each party, at its expense, will reasonably cooperate with the other party in the conduct of a suit under this Section 3.4, such cooperation to include the making of affidavits, the answering of interrogatories, the making of persons available for depositions and appearances as witnesses, the production of documents, and the like.

4.   NONDISCLOSURE

     4.1 The parties agree that the SatCon Know-How, confidential portions of the SatCon Patent Rights, and information relating to the filing, maintenance, prosecution, assertion and litigation of the SatCon Rights (collectively, the "SatCon Confidential Information") constitute the confidential and proprietary information and the valuable trade secrets of SatCon in which Licensee has the exclusive rights granted herein. Neither party shall publish, disseminate or disclose the SatCon Confidential Information, in whole or in part, to any third party, except to its distributors, customers, licensees, sublicensees and independent contractors who have a need to know such SatCon Confidential Information, and further provided that such distributors, customers, licensees, sublicensees and independent contractors have agreed in writing to maintain the confidentiality of such SatCon Confidential Information with at least the same degree of protection set forth herein.

     4.2 Licensee shall not use the SatCon Confidential Information except as expressly permitted by this Agreement. Each party shall protect the confidentiality of the SatCon Confidential Information using reasonable security measures. All personnel who are permitted to access or use the SatCon Confidential Information shall be required to sign agreements obligating them to maintain the confidentiality of the SatCon Confidential Information indefinitely, and not to use the SatCon Confidential Information except as permitted by this Agreement. A party shall notify the other party promptly and in writing of the circumstances surrounding any suspected possession, use or knowledge of the SatCon Confidential Information or any part thereof at any location or by any person or entity other than those authorized by this Agreement, and shall take further steps as may reasonably be requested by the other party to prevent or remedy any such violation. Each party is permitted to make reasonable inquiries concerning the other party's compliance with the provisions of this Section 4.

     4.3 Notwithstanding Sections 4.1 and 4.2, (i) SatCon may disclose SatCon Confidential Information to a third party when such disclosure is, in SatCon's reasonable business judgment, necessary for its business outside the FES Field; (ii) Licensee may disclose SatCon Confidential Information to a third party when such disclosure is, in Licensee's reasonable business judgment, necessary for its business in the FES Field; (iii) a party shall not

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          be required to maintain the confidentiality of any information that
          (a) is or becomes public or available to the general public otherwise than through any act or default of such party or (b) is received by such party from a third party who has no obligation to maintain the confidentiality of such information; and (iv) a party may disclose SatCon Confidential Information to the extent required by a court or other governmental authority, provided that (a) the party gives the other party reasonable notice of the disclosure, (b) the party uses reasonable efforts to resist disclosing the SatCon Confidential Information, and (c) the party cooperates with the other party on request to obtain a protective order or otherwise limit the disclosure.


5.   DISCLAIMERS; LIMITATIONS

     5.1 EXCEPT AS PROVIDED IN SECTION 3.1, SATCON DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE SATCON RIGHTS, INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF, NONINFRINGEMENT, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.

     5.2 SATCON SHALL HAVE NO LIABILITY WHATSOEVER FOR DAMAGES TO LICENSEE FOR ANY CAUSE RELATING TO OR ARISING FROM THE SATCON RIGHTS, REGARDLESS OF THE FORM OF ANY CLAIM OR ACTION, INCLUDING DIRECT, INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE AND EXEMPLARY DAMAGES, AND ANY DAMAGES ARISING FROM LOSS OF DATA, LOSS OF PROFITS, BUSINESS INTERRUPTION, AND ALL OTHER CAUSES, EVEN IF SATCON HAS BEEN MADE AWARE OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT AS OTHERWISE REQUIRED BY LAW.

     5.3 The parties acknowledge and agree that the unauthorized use, disclosure, transfer or dissemination of the SatCon Confidential Information will diminish substantially the value of such SatCon Confidential Information and is likely to irreparably harm the other party and not to be susceptible of cure by monetary damages; and that if a party or any employee, agent, affiliate, officer or subsidiary of such party breaches the provisions of Sections 2, 3.1 or 4 hereof, the other party shall, without limiting its other rights or remedies, be entitled to equitable relief to enjoin or prevent such breach.

     5.4 The design, manufacture, testing, marketing and distribution of the Covered Products are the responsibility of Licensee. Therefore, Licensee agrees to defend, indemnify and hold SatCon harmless from and against

                                      -6-
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          any and all expenses, charges, costs, fees, damages and settlements incurred by SatCon in connection with any claim by any customer, reseller or other third party relating in any way to the Covered Products or the incorporation of the SatCon Know-How therein.

6.   TERM AND TERMINATION

     6.1  Term.  This Agreement, and the licenses granted herein, shall remain
          ----
          in effect until terminated as set forth below.

     6.2  Termination. This Agreement may be terminated:
          -----------

          (a)  by SatCon, immediately if the Licensee has materially breached
               (i) any obligation under this Agreement and has not cured such breach within one hundred twenty (120) days following the date on which SatCon. has given written notice specifying the facts constituting the breach, if such breach is susceptible of cure, or (ii) any obligation under this Agreement, if such breach is not susceptible of cure.

          (b) by SatCon effective immediately and without any requirement of notice, if (i) all Purchasers to the Securities Purchase Agreement dated October 23, 1998 have exercised their Put Rights (as defined in that agreement) and (ii) the Licensee files for or consents to a general assignment for the benefit of creditors, files a petition in bankruptcy or liquidation, or is adjudicated bankrupt or insolvent under the laws of any jurisdiction for the general benefit of creditors of an insolvent or financially troubled debtor, or if a petition in bankruptcy or liquidation is filed against Licensee and is not finally dismissed by a court of competent jurisdiction within forty-five (45) days of such filing;

     6.3  Effects of Termination.  Upon termination of this Agreement, all
          ----------------------
          rights, licenses and obligations of the parties under this Agreement shall cease, and Licensee and its sublicensees shall deliver to SatCon, at the Licensee's expense, all originals and copies of any materials describing the SatCon Know-How, including all compilations, translations, and partial copies, whether or not modified, and all patent prosecution, maintenance and litigation files relating to the SatCon Patent Rights in the possession of Licensee and its counsel. The Licensee shall certify in writing within ten (10) business days following termination that it and its sublicensees have complied with this Section 6.3. Notwithstanding the foregoing, the provisions of Sections 2.3(a) (as applicable only to Licensee Improvements in existence as of the date of termination), 4, 5, 6.3 and 7.2 of this Agreement shall survive any termination or expiration of this Agreement in accordance with their terms.

                                      -7-
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7.   MISCELLANEOUS

     7.1  Agreement Terms.  Neither party hereto shall disclose the terms or
          ---------------
          conditions of this Agreement to any third party without the prior written consent of the other party, except (a) as required by order or rule of a governmental authority including, without limitation, the United States Securities and Exchange Commission, (b) that copies of this Agreement may be provided to Duquesne Enterprises, Inc., Perseus Capital, L.L.C., and Micro Generation Fund, L.L.C.

     7.2  Governing Laws.  This Agreement shall be governed by and construed in
          --------------
          accordance with the laws of the Commonwealth of Massachusetts, U.S.A., excluding its choice of law rules. Each party hereby consents to the personal jurisdiction of the Federal and state courts of the Commonwealth of Massachusetts for the purpose of the resolution of all disputes arising under this Agreement.

     7.3  Compliance with Laws.  The Licensee shall comply with all applicable
          --------------------
          laws, legislation, rules, regulations, export restrictions, governmental requirements and industry standards existing from time to time with respect to the Covered Products and the performance by the Licensee of its obligations hereunder.

     7.4  Entire Agreement.  This Agreement, including its Exhibits, constitutes
          ----------------
          the entire agreement between SatCon and the Licensee with respect to the subject matter hereof, and shall not be released, discharged, supplemented, interpreted, amended, varied, or modified in any manner except by an instrument in writing signed by an authorized officer or representative of each of the parties hereto.

     7.5  No Waivers.  No delay or omission on the part of either party to this
          ----------
          Agreement in requiring performance by the other party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right on any future occasion.

     7.6  Severability. If any provision of this Agreement shall for any reason
          ------------
          be held illegal or unenforceable, such provision shall be deemed separable from the remaining provisions of this Agreement and shall in no way affect or impair the validity or enforceability of the remaining provisions of this Agreement.

     7.7  Section Headings. Section headings of this Agreement are for
          ----------------
          descriptive purposes only and shall not control or alter the meaning of this Agreement.

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     7.8  Relationship of the Parties. The parties shall for all purposes be
          ---------------------------
          considered independent contractors with respect to each other, and neither shall be considered an employee, employer, agent, principal, partner or joint venturer of the other.

     7.9  Notices. For the purposes of this Agreement, and for all notices and
          -------
          correspondence hereunder, the addresses of the respective parties are as follows:

     If to SatCon: SatCon Technology Corporation

                             161 First Street
                             Cambridge, Massachusetts 02142-1771
                             Attn:  President
                             Fax:   (617) 661-3373

with a copy to               Jeffrey N. Carp, Esq.
                             Hale and Dorr LLP
                             60 State Street
                             Boston, Massachusetts 02109
                             Fax:   (617) 526-5000


If to Licensee:              Beacon Power Corporation
                             6D Gill Street
                             Woburn, MA 01801
                             Attn:  President
                             Fax:   (781) 938-9401

with copies to:              Perseus Capital, L.L.C.
                             The Army and Navy Club Building
                             1627 I Street, N.W., Suite 610
                             Washington, D.C. 20006
                             Attn:  Kenneth M. Socha
                             Fax No. (202) 463-6215

                             Arnold & Porter
                             555 12th Street, N.W.
                             Washington, D.C. 20004
                             Attn:  Robert B. Ott
                             Fax No.:  (202) 942-5999

                             Anthony J. Villotti, Vice President
                             Duquesne Enterprises, Inc.
                             One Northshore Center, Suite 100
                             12 Federal Street
                             Pittsburgh, PA 15212
                             Fax No.:

                             Robert W. Shaw, Jr.
                             Arete Corporation
                             P.O. Box 1299
                             Center Harbor, New Hampshire 03226
                             Fax No.: (603) 253-9799

          No change of address shall be binding upon the other party hereto until written notice thereof is received by such party at the address show herein. All notices shall be in English and shall be effective upon receipt if delivered personally or sent by facsimile, two days after shipment by overnight delivery service and five (5) days after mailing if sent by certified mail return receipt requested.

     7.10 Assignment and Corporate Reorganization.  The rights granted to the
          ---------------------------------------
          Licensee under this Agreement are personal in character. Except as provided herein, neither this Agreement nor any rights granted hereby may be assigned by the Licensee voluntarily or by operation of law without SatCon's prior written consent and any such attempted assignment shall be null and void. For purposes of this Agreement, "assignment" shall be deemed not to include the transfer of all or substantially all of the assets of, or a majority interest in the voting stock of, the Licensee, or the merger of the Licensee with one or more entities. SatCon may assign its rights under this Agreement without the consent of the Licensee. This Agreement shall inure to the benefit of and be binding upon any permitted successor or assign of either party.

                    [Remainder of Page Intentionally Blank]

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     IN WITNESS WHEREOF, SatCon and the Licensee have duly executed this
Agreement as of the dates written below:

LICENSEE:                                 SATCON:
--------                                  ------

BEACON POWER CORPORATION                  SATCON TECHNOLOGY CORPORATION

By: /s/ William E. Stanton                By: /s/ David B. Eisenhaure
   -----------------------------------       -------------------------------
Name:   William E. Stanton                Name:   David B. Eisenhaure
     ---------------------------------         -----------------------------
Title:  President & CEO                   Title:  President
      --------------------------------          ----------------------------
Date:   October 27, 1998                  Date:   October 23, 1998
     ---------------------------------         -----------------------------

                     [Signature Page to License Agreement]

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